UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2015

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, Streamline Health Solutions, Inc. (the “Company”) announced that David Sides, 44, has been appointed President and Chief Executive Officer and a member of the Board of Directors of the Company, effective January 8, 2015. Mr. Sides had been previously serving as Executive Vice President and Chief Operating Officer of the Company.

In connection with Mr. Sides’s appointment as President and Chief Executive Officer and a member of the Board of Directors of the Company, the Company and Mr. Sides entered into an amendment to his existing employment agreement, dated January 8, 2015 (the “Amendment”). Pursuant to the Amendment, Mr. Sides’s annual salary was increased from $275,000 to $300,000, his severance level on a qualifying termination of employment was increased from 75% to 100% of salary and bonus, and his position and duties were revised to reflect his appointment as President and Chief Executive Officer. The initial term of the agreement was extended from September 9, 2016 to January 8, 2017. All other terms of Mr. Sides’s employment agreement with the Company remained the same. The Company also granted Mr. Sides an option to purchase 50,000 shares of the Company’s common stock for an exercise price of $4.28 per share. Half of this option will vest on January 8, 2016 and the other half will vest at the rate of one-twelfth on each of the one-month anniversaries of January 8, 2015.

A copy of the Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the material terms of the Amendment set forth above is qualified in its entirety by reference to such exhibit.

Robert E. Watson has resigned from his positions as President and Chief Executive Officer of the Company, effective January 8, 2015, to become President of NantHealth, LLC. Mr. Watson will continue to serve as a director on the Board of Directors of the Company.

In connection with Mr. Watson’s separation, the Company and Mr. Watson entered into a Separation Agreement, dated January 8, 2015 (the “Separation Agreement”), under which Mr. Watson will provide transition and advisory services to the Company until July 8, 2015 in exchange for a (i) payment of $200,000 and (ii) grant of 59,244 shares of the Company’s restricted common stock. The restricted common stock vests at the rate of one-sixth on each of the one-month anniversaries of January 8, 2015. In addition, the Separation Agreement provides that any options to purchase shares of the Company’s common stock held by Mr. Watson will continue to vest in accordance to their terms through the earlier of (i) the date on which Mr. Watson is no longer a director on the Board of Directors of the Company or (ii) May 31, 2015.

A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the material terms of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Separation Agreement, dated January 8, 2015, by and between Streamline Health Solutions, Inc. and Robert E. Watson
10.2	Amendment to Employment Agreement, dated January 8, 2015, by and between Streamline Health Solutions, Inc. and David Sides
99.1	Press release, dated January 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: January 9, 2015	By:	/s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Senior Vice President & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Separation Agreement, dated January 8, 2015, by and between Streamline Health Solutions, Inc. and Robert E. Watson
10.2	Amendment to Employment Agreement, dated January 8, 2015, by and between Streamline Health Solutions, Inc. and David Sides
99.1	Press release, dated January 8, 2015